STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT made as of the 26 th day of November, 2004, by and between BIO-BRIDGE SCIENCE CORP., a Cayman Islands corporation, sole stockholder of AEGIR VENTURES, INC., a Delaware corporation ("Seller") and Nakagawa Corporation, a Japan corporation, the address of which is 436-3 Tomondou Miyakecho Shikigun, Nara, Japan ("Purchaser").

      W I T N E S S E T H:

      WHEREAS, Seller is the record owner and holder of all the issued and outstanding shares of capital stock of AEGIR VENTURES, INC., a Delaware corporation ("Corporation"), which Corporation has issued and outstanding capital stock of 2,240,000 shares of common stock at $.0001 par value ("Shares"), as more fully described in the attached Exhibit A.

      WHEREAS, Purchaser desires to purchase the Shares from Seller and Seller desires to sell such Shares upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and sale of the Shares, it is hereby agreed, as follows:

      1.0 Transfer of Shares.

      Seller hereby sells and transfers all of its shares of common stock of the Corporation, which consist of 2,240,000 shares of common stock of the Corporation and represents all of the issued and outstanding shares of the Corporation, to Purchaser in consideration of FORTY THOUSAND AND 00/100 DOLLARS (US$40,000.00) ("Purchase Price"). This is a binding, irrevocable commitment to purchase the Shares. The closing of this transaction shall take place as follows:

            (a) The Purchaser will pay the Purchase Price by issuance of a promissory note to the Seller in the amount of $40,000, which shall be due and payable in two (2) years. The Closing shall take place at the offices of the Purchaser.

            (b) Upon receipt of the promissory note specified in clause (a) above, Seller shall promptly, and in any event within four (4) business days, file Form 8-K with Securities and Exchange Commission ("SEC") with respect to the transfer of stock contemplated hereby.

      2.0 Representations and Warranties of Seller. The Seller represents and warrants to the Purchaser as follows, which representations and warranties shall be true and correct in all material respects on the effective date hereof:

            Seller hereby represents and warrants to Purchaser that:

      2.1 Due Organization. The Corporation is duly organized, validly existing and in good standing under the laws of the state of Delaware. The Corporation does not have any subsidiary or affiliated entity.

      2.2 Authority. Seller has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding instrument, enforceable in accordance with its terms.

      2.3 Compliance with Other Instruments. The execution, delivery and performance of this Agreement is in compliance with and does not materially conflict with or result in any material breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Seller is a party or by which Seller is bound.

      2.4 Title to Seller's shares in the Corporation. Seller is the legal and beneficial owner of all of the shares of common stock of the Corporation held by it and has good and marketable title thereto, free and clear of any liens, claims, rights and encumbrances.

      2.5. Capital Stocks. The authorized capital stock of the Corporation consists of 100,000,000 shares of common stock, par value $.0001, of which 2,240,000 common shares are issued and outstanding, and 20,000,000 share of preferred stock, of which no shares are issued and outstanding. As of the Closing Date there will be not any outstanding warrants, options or other agreements pursuant to which the Corporation is obligated to issue any additional shares of common stock or any of its securities of any kind.

      2.6 SEC Filings. Seller has timely filed all filings required to be filed by SEC and all filings with SEC are true and accurate in all material aspects. Since the last Financial Statements filed with SEC there has been no material changes with respect to the management, business operations or financial conditions of the Corporation.

      2.7 No Business Operations. Since its incorporation, the Corporation has not engaged in any business operations, or borrowed any money or assumed any liability, or subjected to any liens, liability, claim, obligation or other indebtness, whether direct or indirect, absolute or contingent.

      2.8 Exhibit A. Exhibit A is hereby incorporated in its entirety and constitutes the true and accurate statements of Seller hereunder.

      3.0 Representations and Warranties of Purchaser. Purchaser hereby unconditionally represents and warrants to Seller that:

      3.1 Authority. Purchaser has the power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by PURCHASER and constitutes a valid and binding instrument, enforceable in accordance with its terms.

      3.2 Compliance with Other Instruments. The execution, delivery and performance of this Agreement is in compliance with and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Purchaser is a party or by which Purchaser is bound.

      3.3 Rule 144 Restrictions. Purchaser hereby agrees that such shares are restricted pursuant to Rule 144 and therefore subject to Rule 144 resale requirements.

      4.0 Notices. Notice shall be given by certified mail, return receipt requested, the date of notice being deemed the date of postmarking. Notice, unless either party has notified the other of an alternative address as provided hereunder, shall be sent to the address as set forth herein.

      5.0 Governing Law. This Agreement shall be interpreted and governed in accordance with the laws of the State of New York.

      6.0 Severability. In the event that any term, covenant, condition, or other provision contained herein is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or Agreement shall in no way affect any other term, covenant, condition or provision or Agreement contained herein, which shall remain in full force and effect.

      7.0 Entire Agreement. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof. This Agreement has been entered into after full investigation.

      8.0 Invalidity. If any paragraph of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or affect any other clause, Paragraph, section or part of this Agreement.

      9.0 Gender and Number. Words importing a particular gender mean and include the other gender and words importing a singular number mean and include the plural number and vice versa, unless the context clearly indicated to the contrary.

      10.0 Amendments. No amendments or additions to this Agreement shall be binding unless in writing, signed by both parties, except as herein otherwise provided.

      11.0 No Assignments. Neither party may assign nor delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party.

      IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have signed this Agreement by their duly authorized officers the day and year first above written.

                                 SELLER:

                                 BIO-BRIDGE SCIENCE CORP.,
                                 a Cayman Islands corporation

                                 By:/s/ Liang Qiao
                                 -----------------------------------------------
                                 Name:  Dr. Liang Qiao
                                 Title: Chief Executive Officer

                                 PURCHASER:

                                 Nakagawa Corporation,
                                 a Japan corporation

                                 By:/s/ Nakagawa Koichi
                                 -----------------------------------------------
                                 Name:  Nakagawa Koichi
                                 Title: President

                                   EXHIBIT A

                              AEGIR VENTURES, INC.
                             A DELAWARE CORPORATION


CORPORATE INFORMATION

Legal Name of Public Shell                Aegir Ventures, Inc..

Federal I.D. Number                       To be applied.

S.E.C. FILE / CIK Numbers:                000-50141 / 0001210617

S.E.C Reporting Status                    Public reporting Company; current in
 for past 12 months.                      all SEC filings

S.E.C. Form 10-SB Effective Date          March 2003 (no further comments)

State of Incorporation, Date of Formation State of Delaware on July 16, 2002

Net Equity                                -0-

Underwriter                               Self


STOCK INFORMATION

Classes of Stock          Common Stock, $.0001 par value; Preferred Stock,
                          $.0001 par value

Authorized Shares         100,000,000 Common Shares; 20,000,000 Preferred Shares

Issued and
 Outstanding Shares       2,240,000 Common Shares; 0 Preferred Shares

Number of
 "Control Shares"         2,240,000 Common Shares (100%) available:

Warrants and Options      None

OTC Trading Symbol        15c2-11 (Form 211) to be filed with NASD through
                          sponsoring market maker after business
                          combination is completed.

Market Makers             To be selected.

Transfer Agent and The Company currently acts as its own transfer agent and registrar.

Registrar